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                                                                EXHIBIT 8(iv)(B)


                                THIRD AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                             OPPENHEIMERFUNDS, INC.
                                       AND
                   AMERICAN GENERAL ANNUITY INSURANCE COMPANY


         THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of August 1, 2000, further amends the Participation Agreement dated as of November 23, 1998, amended as of November 25, 1998 (the "Agreement"), among American General Annuity Insurance Company (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 of the Agreement, as may be amended from time to time by mutual consent (the "Account"), Oppenheimer Variable Account Funds (the "Fund") and OppenheimerFunds, Inc. (the "Adviser").

         WHEREAS, the Fund, the Adviser and the Company desire to amend the Schedules to the Agreement; and

         WHEREAS, the Agreement may only be amended from time to time by mutual consent of the Fund, the Adviser and the Company thereto.

         NOW THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Company agree that Schedules 1, 2 and 3 to this Second Amendment to Participation Agreement shall be made a part of the Agreement.




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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of the 2nd day of August, 1999.


                                         AMERICAN GENERAL ANNUITY
                                         INSURANCE COMPANY


                                         By:
                                             -----------------------------------
                                         Title: Vice President
                                                --------------------------------
                                         Date:
                                               ---------------------------------

                                         OPPENHEIMER VARIABLE ACCOUNT
                                         FUNDS

                                         By:
                                             -----------------------------------
                                         Title: Vice President and Secretary
                                                --------------------------------
                                         Date:
                                               ---------------------------------




                                         OPPENHEIMERFUNDS, INC.

                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------
                                         Date:
                                               ---------------------------------


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                                   SCHEDULE 1

A.G. Separate Account A

                                   SCHEDULE 2


American General ElitePlus Bonus Variable Annuity
American General The One Multi-Manager Annuity
American General ElitePlus Value Variable Annuity































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                                   SCHEDULE 3

Portfolios of Oppenheimer Variable Account Funds ("OVAF") held by American General ElitePlus Bonus Variable Annuity and ElitePlus Value Variable Annuity:

         o Oppenheimer High Income Fund/VA

         o Oppenheimer Capital Appreciation Fund/VA

         o Oppenheimer Small Cap Growth Fund/VA

         o Oppenheimer Main Street Growth & Income Fund/VA

Portfolios of OVAF held by American General The One Multi-Manager Annuity

         o Oppenheimer High Income Fund/VA











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